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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 17, 2002
                                 (MAY 15, 2002)


                            BALANCED CARE CORPORATION
                 ----------------------------------------------
               (Exact name of registrant specified in its charter)

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
   DELAWARE                      1-13845                         25-1761898
---------------                -----------                     -------------
(State or other                (Commission                     (IRS Employee
jurisdiction of                File Number)                  Identification No.)
 incorporation)
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
             1215 MANOR DRIVE
       MECHANICSBURG, PENNSYLVANIA                                       10755
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)
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           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (717) 796-6100


--------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets

         On May 16, 2002, Balanced Care Corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger (the "Merger
Agreement"), dated as of May 15, 2002, by and among IPC Advisors, S.a.r.l.
("IPC"), IPBC Acquisition Corp., a wholly-owned direct subsidiary of IPC
("Merger Sub"), and the Company. IPC is currently the holder of a majority of the outstanding common stock of the Company, holding approximately 53.3% of the outstanding shares. Pursuant to the Merger Agreement, IPC will acquire all of the outstanding shares of the Company's common stock ("Common Stock") not currently owned by IPC for $.25 per share (the "Merger"). The aggregate purchase price will be approximately $4,000,000.

         The Board of Directors of the Company, acting upon a recommendation of a special committee composed entirely of disinterested directors of the Company's Board (the "Special Committee"), has determined that the Merger
Agreement is advisable and in the best interests of the stockholders of the Company and has unanimously approved and adopted the Merger Agreement. Legg
Mason Wood Walker, Incorporated, financial advisor to the Special Committee, has opined that, as of May 15, 2002, the merger consideration of $.25 per share was fair from a financial point of view to the Company's public stockholders. The merger consideration was the result of arm's length negotiations between IPC and the Special Committee. IPC has represented that it has sufficient cash on hand or available to pay the merger consideration.

         As soon as practicable, the Company will file a proxy statement relating to the Merger with the Securities and Exchange Commission, and will schedule a special meeting of the Company's stockholders to vote on a proposal to approve and adopt the Merger Agreement. The Company's Board has unanimously recommended that the holders of the Company's Common Stock approve and adopt the Merger Agreement. IPC intends to vote its shares of Company Common Stock in favor of the Merger Agreement, which will be sufficient to approve the Merger
Agreement and the Merger. Although the Merger Agreement and the Merger can be approved without the affirmative vote of any non-IPC public stockholders, public stockholders who do not vote in favor of the Merger Agreement will be entitled to appraisal rights under Delaware law.

         The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 99.1.

           A copy of the press release issued by the Company is attached hereto as Exhibit 99.2 and incorporated herein by reference.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BALANCED CARE CORPORATION
                                        (Registrant)


                                        By    /s/ Richard D. Richardson
                                           ------------------------------------
                                              Richard D. Richardson
                                              Interim Chief Executive Officer



Dated:  May 17, 2002
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                                  EXHIBIT INDEX


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
         Exhibit
         -------
            99.1      Agreement and Plan of Merger dated as of May 15, 2002 by
                      and among IPC Advisors, S.a.r.l., IPBC Acquisition Corp.
                      and Balanced Care Corporation(1)

            99.2      Press Release dated May 16, 2002.
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(1)      Schedules and similar attachments to this exhibit have not been filed.
         These materials include the form of Certificate of Merger and Balanced
         Care Corporation's Disclosure Letter. The Registrant agrees to furnish supplementally a copy of any of these materials to the Securities and
         Exchange Commission upon request.